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                                                                    EXHIBIT 99.1


                           FORM OF PROXY FOR CITIZENS


                          CITIZENS BANKING CORPORATION


         The undersigned hereby appoints Victor E. George and William C. Shedd, and each of them, as Proxies with full power of substitution to represent and vote as designated below, all shares of the undersigned at the Special Meeting of Stockholders of Citizens Banking Corporation to be held at 328 South Saginaw Street, Flint, Michigan 48502, at 9:00 a.m. local time, on October 22, 1999 and at any adjournments thereof.

         The Board of Directors recommends votes FOR:

    1. Approval of the issuance of shares of Citizens common stock, pursuant to the Agreement and Plan of Merger, dated as of April 18, 1999, as Amended and Restated as of July 30, 1999 by and among Citizens Banking Corporation, Citizens Acquisition, Inc. and F&M Bancorporation, Inc.

         |_|  FOR                |_|  AGAINST                     |_|  ABSTAIN

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ABOVE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITIZENS BANKING CORPORATION.

         In the event proxies representing a sufficient number of shares voting to approve the issuance of shares are not obtained before the meeting, a proposal to adjourn the meeting in order to solicit additional proxies will be put to a vote at the meeting.

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         In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

                                            DATED                         , 1999
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                                            Please date and sign above exactly
                                            as same appears indicating, if
                                            appropriate, official position or
                                            representative capacity. If stock is
                                            held in joint tenancy, each
                                            joint owner should sign.